UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2024

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sixth Amendment to Keep Well Agreement

On March 28, 2024, Ontrak, Inc. (the “Company,” “we,” “us” or “our”), certain of its subsidiaries, Acuitas Capital LLC (“Acuitas”) and U.S. Bank Trust Company, National Association, entered into an amendment (the “Sixth Amendment”) to the Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to the Master Note Purchase Agreement made as of June 23, 2023, and that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023 (as amended prior to entering into the Sixth Amendment, the “Existing Keep Well Agreement,” and as amended by the Sixth Amendment, the “Keep Well Agreement”).

The following is a summary of the Sixth Amendment:

Issuance of Demand Notes and Warrants. On April 1, 2024, the Company will issue and sell to Acuitas, and Acuitas will purchase from the Company, a senior secured convertible promissory note, in the form attached to the Sixth Amendment (a “Demand Note”), with a principal amount of $1.5 million (the “Initial Demand Note”). In Acuitas’ sole discretion, Acuitas may purchase from the Company, and the Company will issue and sell to Acuitas, up to an additional $13.5 million in principal amount of Demand Notes, at such time and in such principal amounts as specified in the Sixth Amendment. Unless and until the effective date of the Stockholder Approval (as defined below) occurs (such effective date, the “Stockholder Approval Effective Date”), the Company will not issue any shares of its common stock in connection with the conversion of any Demand Note.

In connection with each Demand Note purchased by Acuitas from the Company (including the Initial Demand Note), the Company will issue to Acuitas (or an entity affiliated with Acuitas, as designated by Acuitas) a warrant, in the form attached to the Sixth Amendment (a “Demand Warrant”), to purchase such number of shares of the Company’s common stock that results in 200% warrant coverage. Each Demand Warrant will have a term of five (5) years and an initial exercise price equal to (a) in the case of the Demand Warrant issued in connection with the Initial Demand Note and in respect of the next $3.0 million of principal amount of Demand Notes purchased by Acuitas, the lesser of (i) $0.36 and (ii) the greater of (1) the consolidated closing bid price of the Company’s common stock as reported on The Nasdaq Stock Market or such other exchange on which the Company’s common stock is listed (the “Exchange”) immediately preceding the time the applicable Demand Note is deemed issued by the Company and (2) $0.12, and (b) in the case of the Demand Warrants issued in connection with any subsequent Demand Notes, the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, which initial exercise price will, in each case of clauses (a) and (b) above, be subject to further adjustment in accordance with the terms of the Demand Warrant and the Sixth Amendment.

The Company will not issue any Demand Warrant unless and until the Stockholder Approval Effective Date occurs, and promptly as practicable following such date, the Company will issue each Demand Warrant that would have been issued through and including such date.

Replacement of Keep Well Warrants. Following the Stockholder Approval Effective Date, the Company will issue to each holder of each warrant to purchase shares of the Company’s common stock issued under the Existing Keep Well Agreement outstanding as of the Stockholder Approval Effective Date (any such warrant, a “Replaced Keep Well Warrant”), in exchange therefor, a warrant to purchase shares of the Company’s common stock (a “New Keep Well Warrant”) substantially in the form of the Demand Warrant, and each Replaced Keep Well Warrant will be deemed automatically cancelled. Each New Keep Well Warrant will (a) have the same issuance date as the Replaced Keep Well Warrant in respect of which it was issued, (b) a term of five (5) years from the original issuance date of the Replaced Keep Well Warrant in respect of which it was issued, and (c) an initial exercise price equal to $0.36, which will be subject to further adjustment in accordance with its terms and the terms of the Sixth Amendment.

Surviving Notes. Effective as of the Stockholder Approval Effective Date, the conversion price of the senior secured convertible promissory note previously issued by the Company to Acuitas under the Existing Keep Well Agreement will become equal to the lesser of (i) $0.36, and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on the Exchange on the trading day that is immediately prior to the applicable conversion date of such note and (b) $0.12, which will be subject to further adjustment in accordance with its terms.

Stockholder Approval. The Company is required to seek stockholder approval (the “Stockholder Approval”) in accordance with the rules of the Nasdaq Stock Market of (a) the issuance of the (x) Demand Warrants, (y) the New Keep Well Warrants and (z) the Demand Notes, (b) the issuance of the shares of the Company’s common stock upon exercise or conversion, as applicable, of the Demand Warrants, the New Keep Well Warrants, and the Demand Notes, and (c) any other terms of the Sixth Amendment that require approval of the Company’s stockholders under the rules of the Nasdaq Stock Market.

Waivers by Holders of Outstanding Warrants

Also on March 28, 2024, the Company and the holders of the warrants to purchase shares of the Company’s common stock the Company issued in connection with the public offering it completed in November 2023 (such warrants, the “Public Offering Warrants”), entered into a waiver and consent agreement (the “Public Offering Investor Waiver”), pursuant to which such holders agreed to waive, with respect to the transactions contemplated by the Sixth Amendment, the limitations and prohibitions in the securities purchase agreement pursuant to which the Public Offering Warrants were issued that otherwise would have prohibited the Company from (i)(A) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of its common stock or common stock equivalents, or (B) amending, modifying or waiving the terms of any securities outstanding as of November 10, 2023, and (ii) effecting or entering into an agreement to effect any issuance of its common stock or common stock equivalents involving a variable rate transaction, in each case, from November 10, 2023 until 180 days following the closing date of the public offering.

In addition, pursuant to the Public Offering Investor Waiver, the holders of the Public Offering Warrants agreed to the following adjustments to the exercise price of the Public Offering Warrants then in effect (in lieu of the adjustments that would otherwise be made in accordance with the terms of the Public Offering Warrants) in connection with the Sixth Amendment and the transactions contemplated thereby: (i) the exercise price was reduced to $0.36 at the time the Company entered into the Sixth Amendment; (ii) if $0.36 is greater than the lowest volume weighted average price (“VWAP”) of the Company’s common stock on any trading day during the five trading day period immediately following the public announcement of the Company entering into the Sixth Amendment (the “Restricted Transaction Measuring Period”), then the exercise price will be further reduced to the lowest VWAP on any trading day during the Restricted Transaction Measuring Period; and (iii) if any senior secured promissory note issued under the Keep Well Agreement is converted into shares of the Company’s common stock at a conversion price less than the exercise price of the Public Offering Warrants then in effect, after giving effect to the preceding clauses (i) and (ii) and any adjustments pursuant to the terms of the Public Offering Warrant (other than Section 3(b) thereof), then the exercise price will be further reduced to such conversion price at such time of such conversion. In accordance with the terms of the Public Offering Warrants, upon each adjustment of the exercise price of the Public Offering Warrants pursuant to the Public Offering Investor Waiver, the number of shares of common stock issuable upon exercise of each of the Public Offering Warrants (the “Warrant Shares”) then in effect shall increase proportionately so that after each such adjustment of the exercise price of the Public Offering Warrants pursuant to the Public Offering Investor Waiver, the aggregate exercise price payable upon exercise of each Public Offering Warrant then in effect for the adjusted number of Warrant Shares shall be the same as the aggregate exercise price in effect immediately prior to each such adjustment of the exercise price of the Public Offering Warrants pursuant to the Public Offering Investor Waiver (without regard to any limitations on exercise contained in the Public Offering Warrants).

Also on March 28, 2024, the Company and the holder of the warrant to purchase shares of the Company’s common stock the Company issued in connection with the private placement it completed in November 2023, entered into a waiver and agreement (the “Private Placement Investor Waiver”) pursuant to which, among other things, such holder agreed to the adjustments to the exercise price of such warrant then in effect (and the proportionate increase in Warrant Shares thereunder) as described above for the Public Offering Warrants (in lieu of the adjustments that would otherwise be made in accordance with the terms of such warrant) in connection with the Sixth Amendment and the transactions contemplated thereby.

The foregoing summaries of the Sixth Amendment, the Demand Notes, the Demand Warrants, the New Keep Well Warrants, the Public Offering Investor Waiver, and the Private Placement Investor Waiver do not purport to be complete and are qualified in their entirety by reference to copies of such documents, which are filed as exhibits to this report and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02 in its entirety. The Demand Notes, the Demand Warrants, the New Keep Well Warrants, and the shares of the Company’s common stock issuable upon exercise or conversion, as applicable, of the Demand Notes, the Demand Warrants, and the New Keep Well Warrants will be issued pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Demand Note (attached as Exhibit A to the Sixth Amendment to Master Note Purchase Agreement).
4.2	Form of Demand Warrant and New Keep Well Warrant (attached as Exhibit B to the Sixth Amendment to Master Note Purchase Agreement).
10.1
Sixth Amendment to Master Note Purchase Agreement, dated as of March 28, 2024, by and between Ontrak, Inc., certain of its subsidiaries as party thereto as guarantors, and Acuitas Capital LLC, as purchaser and U.S. Bank Trust Company, National Association, as collateral agent.

10.2	Form of Waiver and Consent Agreement, dated as of March 28, 2024, by the party thereto in favor of Ontrak, Inc.
10.3	Waiver Agreement, effective as of March 28, 2024, by Humanitario Capital LLC in favor of Ontrak, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: March 28, 2024	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

3